EXHIBIT 32.1

Certifications Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Digital Cinema Destinations, Corp. (the “Company”) on Form 10-K for the period ending June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we A. Dale Mayo, Chief Executive Officer and Chairman of the Company, and Brian Pflug, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ A. Dale Mayo
       A. Dale Mayo
       Chief Executive Officer and Chairman

By:  /s/ Brian Pflug
        Brian Pflug
        Chief Financial Officer

Dated:  September 18, 2013